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                               FIRST AMENDMENT TO
                             UNION TEXAS PETROLEUM
                        SUPPLEMENTAL RETIREMENT PLAN II


    WHEREAS, Union Texas Petroleum Holdings, Inc. (the "Company") and other Employing Companies have heretofore adopted the Union Texas Petroleum Supplemental Retirement Plan II as amended and restated effective as of January 1, 1994 (the "Plan"); and

    WHEREAS, the Company, on behalf of itself and the other Employing Companies, desires to amend the Plan;

    NOW THEREFORE BE IT RESOLVED, that the Plan shall be and is hereby amended as follows, effective as of January 1, 1997:

    1.   The following new Article XVII shall be added to the Plan:

                                     "XVII
               SPECIAL SUPPLEMENTAL BENEFIT FOR JOHN L. WHITMIRE

    John L. Whitmire ("Whitmire") shall be a Participant in this Supplemental Plan and shall be entitled to the benefit set forth in this Article XVII in addition to any other benefit provided by this Supplemental Plan for Whitmire and without regard to whether Whitmire shall be entitled to a benefit under the Basic Plan.

    The benefit payable to Whitmire or his beneficiary or beneficiaries under this Article XVII of the Supplemental Plan (the "Article XVII Benefit") shall be the actuarial equivalent of the excess, if any, of (a) minus (b) where:

    (a) is the total benefits which would have been payable to Whitmire or on his behalf to his beneficiary or beneficiaries under the Retirement Income Plan of Phillips Petroleum Company, the Key Employee Supplemental Retirement Plan of Phillips Petroleum Company, the Key Employee Missed Credited Service Retirement Plan of Phillips Petroleum Company, and the Phillips Petroleum Company Supplemental Executive Retirement Plan (collectively the "Phillips Plans"), with such benefits being determined

             (i) based on service and compensation to the earlier of the date of Whitmire's termination of employment with the Company and its subsidiaries or the date Whitmire attains age 65 and determined as if Whitmire had remained an employee of Phillips Petroleum Company ("Phillips") until such date and voluntarily terminated employment with Phillips on such date; and
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             (ii)    as if Whitmire's annual salary and bonus from Phillips for any year after 1995 would have been Whitmire's 1995 salary and 1996 bonus (accrued in 1995) from Phillips, each increased by 5% per year beginning with 1996 and with such increases being deemed to have been effective on January 1 of each year after 1995; provided, however, that salary and bonus shall be prorated in the year of termination of employment or attainment of age 65 based on completed months of service; and

             (iii) as if service is equal to the sum of (1) service included for calculating Mr. Whitmire's benefit under the Phillips Plans and (2) service credited under the Basic Plan; and

             (iv) as if the benefit was payable as a single life annuity commencing on the earlier of the date payment of the
                     Article XVII Benefit would be made as set forth below or the date Whitmire attains age 65; and

             (v) without regard to any amendments to, or termination of, the Phillips Plans after January 8, 1996; and

    (b) is the total benefits which would in fact be payable to Whitmire or on his behalf to his beneficiary or beneficiaries under (1) the Phillips Plans, and (2) the Basic Plan, the Excess Plan, and the other provisions of this Supplemental Plan (collectively, the "Company Plans"), with such benefits being determined

             (i) in the form of a single life annuity commencing on the earlier of the date payment of the Article XVII Benefit would be made as set forth below or the date Whitmire attains age 65; and

             (ii) with respect to the Company Plans, based on service with and compensation from the Company and its subsidiaries to the earlier of Whitmire's termination of employment with the Company and its subsidiaries or attainment of age 65.

    The present value of the Article XVII Benefit shall be paid to Whitmire or his beneficiary or beneficiaries in a lump sum at the time Whitmire, or his beneficiary or beneficiaries, commences benefit payments under the Basic Plan or, if earlier, upon the earlier of (i) the termination of this Supplemental Plan or (ii) Whitmire's termination of employment with the Company and its subsidiaries if Whitmire is not entitled to a benefit under the Basic Plan at the time of his termination of employment. An amendment to this Supplemental Plan to reduce the Article XVII Benefit shall be considered a termination of this Supplemental Plan for the purpose of this Article XVII. The present value of the Article XVII Benefit shall be determined by the Basic Plan's actuary based on the following actuarial assumptions: UP-1984 Mortality Table and the interest rate assumption used by the Pension Benefit Guaranty Corporation in determining the present value of immediate annuities for pension plans terminating on the date of commencement of the Article XVII Benefit.

    Except as otherwise specifically provided for in this Article
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XVII, Whitmire's rights under this Article XVII of this Supplemental Plan shall be governed by the other provisions of this Supplemental Plan".

    2.   AS AMENDED HEREBY, the Plan is ratified and reaffirmed.



    Executed this 21st day of January, 1997.


                                      UNION TEXAS PETROLEUM HOLDINGS, INC.


                                   By /s/ Larry D. Kalmbach
                                      ------------------------------------------
                                      Larry D. Kalmbach
                                      Vice President and Chief Financial Officer